UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019

PROPANC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54878	33-0662986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

(Address of principal executive offices) (Zip Code)

61 03 9882 6723

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of principal U.S. market on which traded
Common stock, $0.001 par value	PPCB	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Effective May 23, 2019, Propanc Biopharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Redstart Holdings Corp. (“Redstart”), pursuant to which Redstart purchased a convertible promissory note (the “May 2019 Redstart Note”) from the Company in the aggregate principal amount of $133,000.00, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of Redstart. The transactions contemplated by the Redstart Purchase Agreement closed on or about May 30, 2019. The Company intends to use the net proceeds ($130,000) from the May 2019 Redstart Note for general working capital purposes.

The maturity date of the May 2019 Redstart Note is May 23, 2020 (the “Maturity Date”). The May 2019 Redstart Note shall bear interest at a rate of 8% per annum, which interest may be paid by the Company to Redstart in shares of common stock, but shall not be payable until the May 2019 Redstart Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment, as described below. Redstart has the option to convert all or any amount of the principal face amount of the May 2019 Redstart Note, starting on November 19, 2019 and ending on the later of the Maturity Date and the date of payment of the Default Amount (as defined below) is paid if an event of default occurs, for shares of the Company’s common stock at the then-applicable conversion price. The conversion price for the May 2019 Redstart Note shall be $0.065, subject to certain Market Price (as defined below) adjustment. If the Market Price is greater than or equal to $0.10, the conversion price shall be the greater of (i) 65% of the Market Price (the “Variable Conversion Price”) and (ii) $0.065. In the event Market Price is less than $0.10, the conversion price shall be the lesser of (x) the Variable Conversion Price and (ii) $0.065. As defined in the May 2019 Redstart Note, the “Market Price” shall be the average of the lowest three closing bid prices of the shares of the Company’s common stock, during the ten day trading period prior to the day the Company receives a notice of conversion from Redstart, reported on the electronic quotation system or applicable principal securities exchange or trading market or, if no closing bid price of the Company’s common stock is available in any of the foregoing manners, the average of the closing bid prices of any market makers for the Company’s common stock that are listed in the “pink sheets” during the ten prior trading days. Notwithstanding the foregoing, Redstart shall be restricted from effecting a conversion if such conversion, along with other shares of the Company’s common stock beneficially owned by Redstart and its affiliates, exceeds 4.99% of the outstanding shares of the Company’s common stock.

The May 2019 Redstart Note may be prepaid until 180 days from the issuance date. If the May 2019 Redstart Note is prepaid within 60 days of the issuance date, then the prepayment premium shall be 110% of the face amount plus any accrued interest, if prepaid after 61 days from the issuance date, but less than 91 days from the issuance date, then the prepayment premium shall be 115% of the face amount plus any accrued interest, if prepaid after 91 days from the issuance date, but less than 121 days from the issuance date, then the prepayment premium shall be 120% of the face amount plus any accrued interest, if prepaid after 121 days from the issuance date, but less than 151 days from the issuance date, then the prepayment premium shall be 125% of the face amount plus any accrued interest, and if prepaid after 151 days from the issuance date, but less than 181 days from the issuance date, then the prepayment premium shall be 129% of the face amount plus any accrued interest. So long as the May 2019 Redstart Note is outstanding, the Company covenants not to, without prior written consent from Redstart, sell, lease or otherwise dispose of all or substantially all of its assets outside the ordinary course of business which would render the Company a “shell company” as such term is defined in Rule 144. Upon a transfer of all or substantially all of the assets of the Company, or certain reorganization, merger or consolidation events, Redstart may, at its option, require the Company to pay the Default Amount. Pursuant to the terms of the Purchase Agreement, the Company paid Redstart’s fees and expenses in the amount of $3,000.00.

Other than as described above, the May 2019 Redstart Note contains certain events of default, including failure to timely issue shares upon receipt of a notice of conversion, as well as certain customary events of default, including, among others, breach of covenants, representations or warranties, insolvency, bankruptcy, liquidation and failure by the Company to pay the principal and interest due under the May 2019 Redstart Note. Additional events of default shall include, among others: (i) failure to reserve at least five times the number of shares issuable upon full conversion of the May 2019 Redstart Note; (ii) the delisting of the Company’s common stock from any exchange or quotation system or if the Company fails to meet its required reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) the cessation of operations of the Company or if the Company admits that it is generally unable to pay its debts, provided, however, that any disclosure of the Company’s ability to continue as a “going concern” shall not be an admission that the Company cannot pay its debts as they become due, and (iv) the restatement by the Company of any financial statements filed in its reports under the Exchange Act at any time after November 19, 2019 if the result of such restatement would constitute a material adverse effect on the rights of Redstart with respect to the May 2019 Redstart Note and the Purchase Agreement. Upon an event of default, interest on the outstanding principal shall accrue at a default interest rate of 22% per annum. In the event that the Company fails to deliver to Redstart shares of common stock issuable upon conversion of principal or interest under the May 2019 Redstart Note within three business days of a notice of conversion by Redstart, the Company shall incur a penalty of $1,000, provided, however, that such fee shall not be due if the failure to deliver the shares is a result of a third party such as the transfer agent. Upon the occurrence and during the continuation of certain events of default, the May 2019 Redstart Note will become immediately due and payable and the Company will pay Redstart, in full satisfaction of its obligations in the May 2019 Redstart Note an amount equal to 150% of an amount equal to the then outstanding principal amount of the May 2019 Redstart Note plus any interest accrued upon such event of default or prior events of default (the “Default Amount”).

The May 2019 Redstart Note was issued, and any shares to be issued pursuant to any conversion of the May 2019 Redstart Note shall be issued, in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The foregoing description of the Purchase Agreement and the May 2019 Redstart Note does not purport to be complete and is qualified in their entirety by reference to the full text of the Purchase Agreement and the May 2019 Redstart Note, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1*	8% Convertible Promissory Note, dated May 23, 2019, issued by the Company to Redstart Holdings Corp.
10.1*	Securities Purchase Agreement, dated May 23, 2019, by and between the Company and Redstart Holdings Corp.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPANC BIOPHARMA, INC.

	By:	/s/ James Nathanielsz
	Name:	James Nathanielsz
Dated: May 30, 2019	Title:	Chief Executive Officer and Acting Chief Financial Officer